UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2016 (February 25, 2016)

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2016, Express Scripts Holding Company (the “Company”) entered into an agreement (the “ASR Agreement”) with Morgan Stanley & Co. LLC (the “Counterparty”) to purchase shares of its common stock for an initial payment of $2.8 billion (the “Prepayment Amount”).

Under the terms of the ASR Agreement, on February 26, 2016, the Company will pay the Prepayment Amount to the Counterparty and will receive on the same day an initial delivery of approximately 32.1 million shares of the Company’s common stock, which is approximately 80% of the total number of shares of the Company’s common stock expected to be repurchased under the ASR Agreement based on the closing price of the Company’s common stock on February 25, 2016. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement (including a cap on the price paid per share by the Company in the event of a substantial increase in the volume-weighted average price of the Company’s common stock during the term of the transaction). At settlement, under certain circumstances, the Counterparty may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at its election, to the Counterparty. The final settlement of the transaction under the ASR Agreement is expected to occur during the third quarter of 2016.

The foregoing description of the ASR Agreement is qualified in its entirety by reference to the ASR Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Confirmation – Accelerated Share Repurchase Transaction, dated February 25, 2016, between Express Scripts Holding Company and Morgan Stanley & Co. LLC*

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Exchange Act. Such portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Express Scripts Holding Company

By	/s/ Martin P. Akins
	Name:	Martin P. Akins
	Title:	Senior Vice President, General Counsel and Secretary

Dated: February 26, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Confirmation – Accelerated Share Repurchase Transaction, dated February 25, 2016, between Express Scripts Holding Company and Morgan Stanley & Co. LLC*

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Exchange Act. Such portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.